Exhibit 21.1

                      LIST OF COMPANY'S ACTIVE SUBSIDIARIES

CENTURION DELAWARE GOLD HOLDINGS, INC.
CENTURION GOLD (PTY.) LTD.
DESTA TRANSPORT SERVICES, LTD.
AREA 9B PROPERTY,  LTD.
ODZI PROPERTIES, LTD.
COINHOLDERS, LTD.
INVESTPRO PROP II (PROPRIETARY) LIMITED
GLENCAIRN GOLD MINE, LTD.